Exhibit 99.22

FOR IMMEDIATE RELEASE

Contacts:	Valerie Haertel (Investor Relations)	John Meyers (Media)
	(212) 969-6414	(212) 969-2301
	investor_relations@acml.com	john_meyers@acml.com

ALLIANCE CAPITAL ANNOUNCES APRIL 2002 MONTH-END

ASSETS UNDER MANAGEMENT

New York, NY, May 13, 2002 — Alliance Capital Management Holding L.P. (“Alliance Holding”) (NYSE: AC) and Alliance Capital Management L.P. (“Alliance Capital”) today reported preliminary assets under management of approximately $437 billion at April 30, 2002 compared to $452 billion at March 31, 2002 and $457 billion at April 30, 2001.

Total assets under management (AUM) at April 30, 2002, decreased 3.3% compared to March 31, 2002 and declined 4.4% compared to April 30, 2001.  The one-month decline from March to April 2002 was primarily due to a 7.2% decrease in growth equity AUM, while, during the same period, the Russell 1000 Growth Index declined 8.2%.

ALLIANCE CAPITAL MANAGEMENT L.P.

(THE OPERATING PARTNERSHIP)

ASSETS UNDER MANAGEMENT

($ billions)

	At April 30, 2002 (preliminary)				At Mar 31, 2002	At Dec 31, 2001*	At Apr 30, 2001*
	Retail	Institutional Investment Management	Private Client	Total	Total	Total	Total
Equity
Growth	$65	$86	$3	$154	$166	$173	$188
Value	24	55	28	107	108	101	95
Total Equity	89	141	31	261	274	274	283

Fixed Income	71	68	10	149	147	146	140

Passive	3	24	0	27	31	32	34

Total	$163	$233	$41	$437	$452	$452	$457

* AUM previously reported as of each date prior to March 31, 2002, have been restated to conform to the March 31, 2002 presentation.  AUM now reflects the reclassification of institutional cash management and sub-advised variable annuity accounts from Institutional Investment Management to Retail and certain Private Client accounts to Retail and Institutional Investment Management.  AUM now also excludes AUM from unconsolidated affiliates.

ABOUT ALLIANCE CAPITAL

Alliance Capital is a leading global investment management firm providing investment management services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high-net-worth individuals worldwide. Alliance Capital is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios. As one of the world’s leading global investment management organizations, Alliance Capital is able to compete for virtually any portfolio assignment in any developed capital market in the world.

Alliance Holding owns approximately 30% of the units of limited partnership interest in Alliance Capital. AXA Financial, Inc. owns approximately 2% of the outstanding Alliance Holding Units and approximately 52% of the outstanding Alliance Capital Units, representing an approximate 53% economic interest in Alliance Capital. AXA Financial, Inc. is a wholly owned subsidiary of AXA, one of the largest global financial services organizations.

Forward-Looking Statements

Certain statements provided by Alliance Capital and Alliance Holding in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of such factors include, but are not limited to, the following: the performance of financial markets, the investment performance of Alliance Capital’s sponsored investment products and separately managed accounts, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax rates.  Alliance Capital and Alliance Holding caution readers to carefully consider such factors.  Further, such forward-looking statements speak only as of the date on which such statements are made; Alliance Capital and Alliance Holding undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.